Exhibit 10.35

Amendment

The Amended and Restated Employee Allocation Agreement shall be amended by adding an Exhibit A “Shared IT Services”, to the Agreement.

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Amended Employee Allocation

Agreement

This Amended Employee Allocation Agreement (“Agreement”), effective as of December 10, 2020, by and between 1/0 Capital, LLC (“Provider”) and Better Holdco, Inc., (“Company” and together with Provider the “Parties”).

WHEREAS, Company seeks assistance in the management of its operations and those of its subsidiary and affiliated companies, namely in the form of operational support from employees; and

WHEREAS, Provider will provide the services of some of its employees to give such operational support, and also seeks certain services from Company as consideration, including as described in Exhibit A;

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.

Employees. Provider shall provide Company access to certain of Provider’s employees as determined by the Parties from time to time, potentially including, but not limited to, technical employees, legal employees, operations employees, and human resources employees.

2.

Fees/Reimbursements. Company or its Portfolio Companies shall pay to Provider such reasonable fees and/or reimbursements as determined by the Parties, reasonably related to the amounts expended by Provider in the provision of such employees. Provider and Company will rely on any such employees to estimate the amount of their time devoted to the Company in good faith.

3.

Services. As consideration for access to certain of Provider’s employees, Company also agrees to provide certain services related to information technology, including those described in Exhibit A of this Agreement.

4.	Intellectual Property. Any intellectual property created by Provider’s employees or contractors on behalf of Company or its Portfolio Companies shall belong to Company.

5.

Entire Agreement. Except as set forth herein, this Agreement and its Exhibit(s) constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter of this Agreement, and supersedes all prior and contemporaneous understandings, representations and warranties and agreements, both written and oral, with respect to the subject matter contained herein.

6.	Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

7.

No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.

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8.

Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

9.

Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of [***] without giving effect to any choice or conflict of law provision or rule (whether of [***] or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than those of [***].

10.

Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

11.

Arbitration. The parties hereby agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby, whether in contract, tort or otherwise, shall be resolved through binding arbitration pursuant the rules of the American Arbitration Association’s commercial rules. Such arbitration shall be held in [***]

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

1/0 Capital, LLC

By:	/s/ Nicholas J. Calamari
	Name:	Nicholas J. Calamari
	Title:	Member

Better Holdco, Inc.

By:	/s/ Vishal Garg
	Name:	Vishal Garg
	Title:	CEO

Exhibit A

The capitalized terms in this Exhibit A shall have the same meaning as the terms used in the Amended Employee Allocation Agreement (“Agreement”).

1.

Technology. Company shall provide to Provider access to certain of Company’s technological resources and services in such a manner as described below in “Performance of Services.” These technologies and services shall be determined by the Parties, but shall generally include hardware, software, IT support and any other technology-related services provided to Company employees or contractors.

2.

Provider IT Contact. Company shall designate a specific individual (agreed to by the Parties) who will serve as the main point of contact and coordination for technology-related requests and services for Provider (“Provider IT Contact”). The Provider Contact will work with Provider and Company to address Company’s technology-related needs. Provider Contact will determine, in consultation with Provider, what access is necessary to perform services to Provider.

3.

Performance of Services. Company shall perform services (i) in a professional manner,(ii) with the same degree of care as it exercises in performing its own functions of a like or similar nature, and, where applicable, in a manner substantially consistent with the quantity and scope of the services provided by Company to Provider and its subsidiaries in the ordinary course of business, (iii) where applicable, utilizing additional persons agreed to by the Parties; and (iv) in a timely manner in accordance with the provisions of this Agreement and consistent with historical practice.

From time to time, Provider may require technology support services that differ from services that the Company provides to its own employees. This may include, but are not limited to, providing support for software or applications that the Company does not use, or granting permissions or administrative rights that would not be typical for the Company. Company will endeavor to provide these support services in a professional manner that is consistent with Provider’s requirements. If Company is unable to provide support for a certain service, it will endeavor to work with Provider to identify a vendor or other support professional that can provide the service.

4.

Separate Systems. Notwithstanding this Agreement, the Company and the Provider have separate and independent information systems, each containing their own confidential and proprietary information, and neither within each other’s custody or control. The Company does not have access to information and data stored on Provider’s system, absent a specific grant of permission. Provider may grant the Company access to its systems from time to time, for the purposes of performing the services described in Exhibit A, or for other purposes agreed to by the Parties. However, the Company must seek permission to access any Provider information or data. In the event that the Company has any questions or uncertainties about whether it is able to access data, it should consult the Provider IT Contact, who will consult the appropriate employees of Provider. Provider’s confidential and proprietary information is not property of Company absent explicit written or verbal consent of Provider.